Exhibit 99.11

COMMON STOCK
SUBSCRIPTION AGREEMENT

Next Fuel, Inc.
821 Frank Street
Sheridan, WY 82801

Gentlemen:

Pursuant to prior understandings and discussions, the undersigned Min Peng  purchase from Next Fuel, Inc. a Nevada corporation (the “Company”), Fifty Thousand (50,000) shared of Common Stock of the Company (the "First Installment Shares") and SAN DING JIU YUAN BEIJING VENTURE INVESTMENT COMPANY ("SAN DING") agreed to purchase an additional Nine Hundred Fifty Thousand (950,000) shares of Common Stock of the Company (the "Second Installment Shares") collectively (the “Securities”) in consideration for payment of Two ($2.00) Dollars per share (the "Purchase Price").  SAN DING hereby, assigns and the Company hereby approves the assignment of its right to purchase the Second Installment Shares to each of the Subscribers listed below (the "Subscribers") as follows:

NAME OF SUBSCRIBER	NUMBER OF SECOND INSTALLMENT SHARES	PURCHASE PRICE
GUANGWEI GUO	667,000	$1,334,000 (US)
MIN PENG	116,500	$ 233,000 (US)
ZHIQIANG SUI	166,500	$ 333,000 (US)
Total	950,000	$1,900,000 (US)

Each Subscriber hereby acknowledges (i) that this subscription shall not be deemed to have been accepted by the Company until the Company indicates its acceptance by returning to Subscriber an executed copy of this subscription, and (ii) that acceptance by the Company of this subscription is conditioned upon the information and representations of Subscriber hereunder being complete, true and correct as of the date of this subscription and as of the date of closing of sale of the Securities to Subscriber.  The Company agrees to use the proceeds of the Second Installment solely for purchasing chemicals, capital equipment administrative expenses and operating capital.

(1) Until actual delivery of the Purchase Price to the Company and acceptance by the Company of the Purchase Price and this Subscription Agreement and  execution and delivery by Subscriber of the Lock-Up and Installment Sale Agreement in the form of Exhibit A hereto (the "Lock-Up Agreement"), the Company shall have no obligation to Subscriber.  The Company may revoke a prior acceptance of this Subscription Agreement at any time prior to delivery to and acceptance by the Company of the Purchase Price for the Securities.  Subscriber's obligation to close on sale of the Second Installment Shares is subject to execution and delivery by the Company and Subscriber of the Registration Rights Agreement in the form of Exhibit B hereto (the "Registration Rights Agreement").  The Company shall have no obligation to sell the Second Installment Shares, if Subscriber fails to close on the investment in the Second Installment Shares on or before May 13, 2011.Subject to verifying there are no past legal or compliance issues that would harm the Company, the Company will appoint Guangwei, Guo, who is a manager of San Ding, to its Board of Directors upon closing sale of all the Second Installment Shares.  Continued service on the Board of Directors will be subject to the same considerations as any other member of the Board of Directors.

(2) Subscriber hereby represents and warrants to the Company as follows:

(a) Authorization.  Subscriber has read and fully understands the documents on file with the Securities and Exchange Commission describing the Company’s business.  Subscriber has full power and authority to enter into this Agreement.  This Agreement constitutes Subscriber’s valid and legally binding obligation, enforceable in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) general principals of equity, the application of which may deny the Company the right to specific performance, injunctive relief or other equitable remedies.

(b) Experience.  Subscriber is experienced in evaluating and investing in private placement transactions of securities of companies such as the Company, has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities, is able to bear the economic risk of the investment and is prepared to hold the Securities for an indefinite period of time.
(c) Investment.  Subscriber is acquiring the Securities for investment for Subscriber’s own account and not with a view to, or for resale in connection with, any distribution thereof, and Subscriber has no present intention of selling or distributing the Securities.  Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities other than as set forth in this Agreement.  Subscriber understands that the Securities to be purchased by Subscriber have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(d) Reliance Upon Subscriber Representations.  Subscriber understands that the Securities are not registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is being made in reliance upon an exemption from the registration requirements of the Act pursuant to Regulation S of the Securities and Exchange Commission, or Section 4(2) of the Act as a transaction by an issuer of securities not involving a public offering or pursuant to Section 4(6) of the Act as a transaction by an issuer of securities solely to accredited investors, and is similarly exempt under applicable state securities laws, and that the Company’s reliance on such exemption is predicated on Subscriber’s representations as set forth in this Agreement.

(e) Restricted Securities.  Subscriber acknowledges that the Securities have not been registered under the Act or any applicable state securities law and that the Securities may not be sold, assigned, pledged, hypothecated or transferred unless there exists an effective registration statement therefor under the Act and all applicable state securities laws or the Company has received an opinion of counsel, reasonably acceptable to counsel for the Company, or other reasonable assurances, that such sale, assignment, pledge, hypothecation or transfer is exempt from registration.  Subscriber understands that in the absence of an effective registration statement covering the Securities or an exemption therefrom under the Act and all applicable state securities laws, the Securities must be held indefinitely.  In particular, Subscriber is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Act unless all conditions of Rule 144 are met.  Among the conditions for the use of Rule 144 may be the availability of current and adequate information to the public about the Company.  Such information is not now available and, the Company has no obligation to make such information available.  Notwithstanding the foregoing, no opinion of counsel shall be required by the Company in connection with the transfer of the Securities to an entity that is a direct or indirect wholly-owned subsidiary of Subscriber.

(f) Legends (only with respect to Subscribers who are US Persons).

(i)	Each certificate representing the Securities shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED UNLESS THERE EXISTS AN EFFECTIVE REGISTRATION STATEMENT THEREFOR UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR THE ISSUER HEREOF HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL OF THE ISSUER, THAT SUCH SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER IS EXEMPT FROM REGISTRATION.

(ii)
Each certificate representing Securities shall also bear any legend required by any applicable state securities law or by any other agreement to which the holder thereof is a party or by which the holder thereof is bound.

(iii)
The legends set forth in Sections 3(f)(i) and (ii) above may be removed from any certificate upon receipt by the Company of an opinion of counsel, reasonably acceptable to counsel for the Company, that the Securities represented by such certificate may be freely transferred without registration in accordance with Rule 144(k) or any successor rule.

(g) No Public Market.  Subscriber understands that no public market now exists for any of the securities issued by the Company and that it is uncertain whether a public market will ever exist for the Securities.

(h) Access to Information.  Subscriber has received all information that Subscriber considers necessary or appropriate for deciding whether to purchase Securities.  Subscriber has had an opportunity to ask questions and receive answers from the Company’s management regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information from the Company (to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Subscriber or to which Subscriber had access.

(i) Accredited Investor (only with respect to Subscribers who are US Persons).  Subscriber recognizes it is important under the Act and state securities law that the Company determines if potential investors are “accredited investors,” as defined in SCHEDULE 1 attached hereto.  Subscriber represents that Subscriber is an “accredited investor” as defined in SCHEDULE 1 by reason of Item of SCHEDULE 1 indicated on the signature page of this Agreement.  Subscriber further represents that Subscriber is a resident of the country or state show on the signature page of this Agreement.  Subscriber is not a resident of any other jurisdiction.

(j) Public Sales.  Subscriber will not make, without the prior written consent of the Company, any public offering or public sale of the Securities although permitted to do so pursuant to Rule 144(k) promulgated under the Act until the earlier of (i) the date on which the Company effects its initial registered public offering pursuant to the Act, (ii) the date on which the Company becomes registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or (iii) five (5) years after the closing of the transactions contemplated by this Agreement; provided, however that Subscriber shall have the right to transfer the Securities to (A) any direct or indirect wholly-owned subsidiary of Subscriber as provided in Section 3(e) above or (B) any joint venture or partnership which is an “accredited investor” (as that term is defined in Rule 501(a) promulgated under the Act) and in which Subscriber owns a majority of the equity securities or economic rights and is the controlling member or controlling general partner; provided, further, that the foregoing shall not prohibit Subscriber from transferring the Securities pursuant to any exemption from registration other than the exemption provided by Rule 144(k) or any successor rule.

(3) Regulation S (only with respect to purchasers that are non-U.S. persons):

(a) The undersigned understands and acknowledges that:

(i)
(A) the Securities acquired pursuant to this Subscription Agreement have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Securities have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Securities may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in this Subscription Agreement or another executed by both the Company and Subscriber, the Company is under no obligation to register the Securities under the Securities Act or any state securities law, or to take any action to make any exemption from any  such registration provisions available.

(ii)
(A) The undersigned is not a U.S. person and is not acquiring the Securities for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer is a national or citizen of the United States; and (D) is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

(iii)	The undersigned, if not an individual, was not formed specifically for the purpose of acquiring the Securities purchased pursuant to this Subscription Agreement.

(iv)
The undersigned is purchasing the Securities for his or its own account and risk and not for the account or benefit of a “U.S. Person” as defined in Regulation S and no other person has any interest in or participation in the Securities or any right, option, security interest, pledge or other interest in or to the Securities.

(b) The undersigned understands, acknowledge and agrees that:

(i)
He or it must bear the economic risk of his or its investment in the Securities for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Securities, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(ii)
The undersigned will, after the expiration of applicable resale restriction period specified in Regulation S, offer, sell, pledge or otherwise transfer the Securities only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.

(iii)
The transactions contemplated by this Subscription Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

(iv)	The offer leading to the sale evidenced hereby was made in an “offshore transaction” as defined in Regulation S.

(v)
Neither the undersigned nor any affiliate of the undersigned nor any person acting on his or its behalf, has made or is aware of any “directed selling efforts” in the United States, which term is defined in Regulation S as any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities being purchased hereby.

(c) The undersigned understands that the Company is the seller of the Securities and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  The undersigned agrees that it will not, during the applicable period prohibited by Regulation S, act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Securities other than to a non-U.S. Person in a transaction permitted under Regulations S other than in compliance with the Securities Act and any state securities laws, if applicable.

(d) The undersigned acknowledges that the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION.  ACCORDINGLY, THE SECURITIES 4 REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF A HEDGING TRANSACTION UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

(4) If requested by the Company and an underwriter of securities of the Company, the Subscriber shall enter into a form of agreement acceptable to the underwriter whereby the Subscriber agrees not to sell or otherwise transfer or dispose of any Securities of the Company held by such Subscriber during the 180-day period following the effective date of a registration statement of the Company filed under the Act.

(5) Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Subscription Agreement and the related transactions and agreements contemplated hereby.

(6) The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

(7) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Wyoming, as such laws are applied by Wyoming courts to agreements entered into and to be performed in Wyoming, and shall be binding upon Subscriber, the Subscriber’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

(8) Subscriber agrees not to transfer or assign this Agreement, or any of Subscriber’s interest herein, without the express written consent of the Company.

(9) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith.  This Agreement may be amended only by a writing executed by all parties hereto.  This Agreement may be executed in one or more counterparts.

[Signature Page Follows]

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement this 13th day of May, 2011.

SAN DING JIU YUAN BEIJING VENTURE INVESTMENT COMPANY:

By:          /s/ Min Peng
Min Peng, General Manager and personally
                with respect to the First Installment Securities
                Hereby assigns purchase rights as follows:

NAME OF SUBSCRIBER	NUMBER OF SECOND INSTALLMENT SHARES	PURCHASE PRICE
GUANGWEI GUO	667,000	$1,334,000 (US)
MIN PENG	116,500	$ 233,000 (US)
ZHIQIANG SUI	166,500	$ 333,000 (US)
Total	950,000	$1,900,000 (US)

Each Subscriber hereby agrees to purchase the foregoing number of shares at the foregoing purchase price.

/s/ Guangwei Guo
Signature
Mr. Guangwei Guo, shares: 667,000

/s/ Min Peng
Signature
Mr. Min Peng, shares: 116,500

/s/ Zhiqiang Sui
Signature
Mr. Zhiqiang Sui  shares: 166,500
DOB: 3 Aug 1957
Passport #:  G45045858
Address:
6-14-2 Tian Hua Yuan San Li
Beijing Economy and Technology Development Zone
Beijing
P.R.China

ACCEPTANCE

The foregoing Subscription Agreement is accepted on this the 13th day of May, 2011.

NEXT FUEL, INC, a Nevada corporation By: /s/ Song Jim Name: Song Jin Title: President

SCHEDULE 1

DEFINITION OF ACCREDITED INVESTOR

An Accredited Investor is defined as follows:

(1)	a natural person whose individual net worth, or joint net worth, with that person’s spouse, at the time of purchase exceeds $1,000,000;
INSTRUCTION  In determining your net worth, or joint net worth with your spouse, for purposes of your representation that you are an "Accredited Investor” :  (i) do NOT include the value of your primary residence; (ii) do NOT include any mortgage or other debt secured by your primary residence up to the value of your primary residence; (iii) include any mortgage or other debt secured by your primary residence to the extent the mortgage or other indebtedness secured by your primary residence exceeds the value of your primary residence, if the lender has a right to collect the excess indebtedness from you, if you default on the loan; (iv) do NOT include any mortgage or other debt secured by your primary residence to the extent the mortgage or other indebtedness secured by your primary residence exceeds the value of your primary residence, if the lender does NOT have a right to collect the excess indebtedness from you, if you default on the loan; and (v) include all indebtedness not secured by your primary residence.  If you own more than one residence, or if your spouse has a different primary residence from your primary residence, we suggest you consult your personal legal adviser to determine which residence(s) constitutes your or your spouse’s primary residence(s) for these purposes.  Likewise, if a mortgage or other indebtedness secured by a primary residence exceeds the value of the primary residence, we suggest you consult with your personal legal adviser to determine whether the lender has the right to collect the excess from you, if you default on the loan.

(2)
a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (the year in which the purchase is made);

(3)
any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Company, whose purchase is directed by a sophisticated person having such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of investing in the Company;

(4)	a director or executive officer of the Company;

(5)
an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(6)
a bank as defined in the Securities Act of 1933, as amended (the “Act”), or a savings and loan association or other institution as defined in the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered under the Securities Exchange Act of 1934, as amended; an insurance company as defined in the Act; an investment company registered under the Investment Company act of 1940 or a business development company as defined in the Act; a Small Business Investment Company licensed under the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, an insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(7)	a “private business development company” as defined in the Investment Advisers Act of 1940; or

(8)	an entity in which all of the equity owners are accredited investors.

EXHIBIT A
TO
SUBSCRIPTION AGREEMENT

LOCK-UP AND INSTALLMENT RE-SALES RESTRICTION AGREEMENT

AGREEMENT dated as of May ____, 2011 between and among Next Fuel, Inc., a Nevada corporation (the "Company"), and the parties to counterparts of this agreement as described below (collectively "Shareholder").

WHEREAS, Shareholder has acquired securities of the company or has the right to acquire securities of the Company and the Company desires Shareholder to agree to limit its sales of securities of the Company in order to facilitate the Company raising additional capital, which Shareholder hereby acknowledges and agrees would increase the value of the securities of the Company owned by Shareholder, or prevent the decrease in value of the securities of the Company owned by Shareholder; and

WHEREAS, the Company is requesting other holders of securities of the Company to execute and deliver counterparts to this Agreement, and the parties desire this Agreement and the Related Agreements (as defined herein) shall constitute a single agreement notwithstanding that all parties have not signed the same counterpart and are not named in the same counterpart, and that the promises of each party to the counterparts constitutes valuable and sufficient consideration for the promises of Shareholder under this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions.

(a) "Affiliate" shall mean any and all persons and entities who are deemed "affiliates" under either the 1933 Act, the 1934 Act or any rule or regulation of the SEC promulgated under either the 1933 Act or the 1934 Act.

(b) "Common Equivalent Securities" shall mean:  (i) all shares of common stock, (ii) all securities having equivalent rights to common stock; (iii) all options, warrants, convertible securities and other rights to acquire Common Equivalent Securities; and (iv) securities of any class or series that are Publicly Traded.

(c) "Constructive Sale" shall mean with respect to any Common Equivalent Securities:  (i) a short sale of such Common Equivalent Securities; or (ii) entering into or acquiring a derivative contract with respect to such Common Equivalent Securities; or (iii) entering into or acquiring a futures or forward contract to deliver such Common Equivalent Securities; or (iv) entering into any hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risk of owning such Common Equivalent Securities.

(d) "Covered Securities" shall mean the following securities of the Company or any Holding Company: (i) all Common Equivalent Securities of the Company or of any Holding Company acquired by Shareholder or any Affiliate of Shareholder whether in the Private Placement or by other means, (ii) all Common Equivalent Securities of the Company or any Holding Company sold in the Private Placement to any person or entity and (iii) all Common Equivalent Securities of the Company or any Holding Company received by Shareholder or any Affiliate of Shareholder in exchange for, or on account of, any Covered Securities, including, without limitation, in connection with any merger, consolidation, exchange reorganization, recapitalization, dividend, split, reverse split or similar transaction or event.

(e) "Covered Transaction" shall mean any of the following acts, transactions or events:

(i)	Sell any of the Covered Securities or other securities of the Company or Holding Company received on account of ownership of the Securities.

(ii)	Transfer, assign or otherwise dispose of any of the Covered Securities.

(iii)	Pledge, hypothecate or otherwise create a lien on any of the Covered Securities.

(iv)	Loan to any person or entity any Common Equivalent Securities of the Company or any Holding Company.

(v)	Sell short any Common Equivalent Securities of the Company or any Holding Company.

(vi)	Enter into a Constructive Sale respect to any Common Equivalent Securities of the Company or any Holding Company.

(vii)
Enter into, terminate, suspend or modify any 10b5-1 or other plan or agreement designed to facilitate trading Covered Securities without the prior written approval of the Company and any Holding Company.

(viii)	Enter into any agreement concerning any of the foregoing transactions, or otherwise facilitate any other person conducting any of the foregoing transactions.

(f) "Holding Company" shall mean any company whose Common Equivalent Securities are Publicly Traded (i) with which the Company merges or consolidates, or (ii) of which the Company or its successor becomes a wholly or majority owned subsidiary.

(g) "Lock-up Period" shall mean the period that begins on the date of this Agreement and that ends at the end on the first anniversary of the end of  the calendar month during which the later of the following two events occur:  (i) the date a Registration  Statement pursuant to Section 5 of the 1933 Act covering the resale by Shareholder of shares of Common Equivalent Securities of the Company or any Holding Company becomes effective by order of the SEC, which Registration Statement includes shares of Common Stock sold in the Private Placement; and (ii) the date the Company and/or any Holding Company receives gross proceeds aggregating at least Three Million ($3,000,000) Dollars (the "Private Placement Target") on a cumulative basis from all sales of securities (including sales to Shareholder and other investors in the Private Placement) of any all series or classes occurring on or after March 15, 2011 other than conversion of outstanding debt.  (For clarification by way of example, if the registration statement becomes effective on October 15, 2011 and the Company achieves the Private Placement Target capital-raising milestone on November 10, 2011, then the Lock-up Period would end on November 30, 2012.)

(h) "Installment Re-Sale Restriction Period" shall mean the period that begins upon termination of the Lock-up Period and that ends on the first (1st) annual anniversary of the beginning of the Installment Re-Sale Restriction Period.  (For clarification, based on the example at the end of Section 1 (g) above, the Installment Re-Sale Restriction Period would begin December 1, 2012 and would end on November 30, 2013.)

(i) "Pro Rata Share" of Shareholder shall mean the percentage determined by dividing (i) the maximum number of Covered Securities owned by Shareholder ("Shareholder’s Ownership"), by (ii) the maximum number of Covered Securities whose resale is restricted under this Agreement and all  Related Agreements.  Securities purchased in Public Markets or from persons or entities other than the Company or any Holding Company shall not be included in the calculation of Shareholder’s Pro Rata Share, unless the Company and any Holding Company agrees to include the same in the calculation.

(j) "Private Placement" shall mean any offer and sale of Common Equivalent Securities of the Company or any Holding Company that occurs on or after March 15, 2011 not including conversion of debt, but on or before December 31, 2011.

(k) "Public Market" shall mean:  (i) any national securities exchange (as defined in the 1934 Act); (ii) NASDAQ or any equivalent automated quotation system; (iii) the Over-the-Counter Bulletin Board; (iv) the Pink Sheets; or (v) any foreign equivalent of any of the above designated in writing by the Company or Holding Company in their sole discretion.

(l) "Publicly Traded" shall mean being sold or quoted for sale in any Public Market.

(m) "Related Agreements" shall mean:  (i) all counterparts of this Agreement referred to above; and (ii) all agreements with holders of Covered Securities that impose re-sale restrictions not materially less restrictive than the restrictions contained in this Agreement.

(n) "SEC" means the Securities and Exchange Commission of the United States of America or its successor agency.

(o) "1933 Act" means the Securities Act of 1933, as amended, and any successor statute.

(p) "1934 Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

2. Effectiveness.  This Agreement shall become effective when executed and delivered by the Company and Shareholder.

3. Lock-up Period Obligations.  Shareholder hereby agrees that, neither Shareholder not any Affiliate or Permitted Transferee (as defined in Section 7 hereof) of Shareholder will enter into any Covered Transaction during the Lock-up Period.

4. Installment Re-Sale Restriction Period Obligations.  Shareholder hereby agrees that neither Shareholder, nor any Affiliate or Permitted Transferee of Shareholder, will enter into any Covered Transaction during the Installment Re-Sale Restriction Period, except that during any calendar month during the Installment Re-Sale Restriction Period,  Shareholder, together with its Affiliates and Permitted  Transferees, may sell a number of Covered Securities equal to the lower of the following amounts (the "Permitted Volume"):

(a) Eight and One-Half (8.5%) Percent of the highest number of Covered Securities at any time owned by Shareholder (which number shall include all Common Equivalent Securities, whether or not exercised or converted) (the "Stable Measurement Number"); or

(b) The number of Covered Securities obtained by multiplying:  (i) the average weekly reported volume of trading of the Common Equivalent Securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks that ended immediately prior to the beginning of the calendar month during which the sale occurs (the "Average Weekly Volume"), by (ii) the Shareholder’s Pro Rata Share.

5. Interpretation.  For purposes of determining compliance with the foregoing, (i) if more than one class or series of Covered Securities are Publicly Traded, a separate calculation for each class or series of Publicly Traded Covered Securities shall be made to determine the Permitted Volume of sales for each class or series and failure to sell the full Permitted Volume of one class or series shall not entitle Shareholder to sell more than the Permitted Volume of any other class or series;  (ii) if Shareholder fails to sell the full Permitted Volume of Covered Securities in any calendar month, the unsold Permitted Volume of Covered Securities may not be carried over to any subsequent calendar month; (iii)  a sale shall be deemed to occur on the date the transaction is executed, not when the order is placed or the securities delivered to complete the sale; (iv)   Shareholder shall have the obligation to cancel any open sale orders at the end of any month, if execution of the order in the following month would cause sales to exceed the Permitted Volume of sales for such later month; (v) prior to selling any Covered Securities in any calendar month , Shareholder shall report to the Company or any Holding Company all sales of Covered Securities in all prior months; and (vi) prior to selling any Covered Securities in any calendar month, Shareholder shall request the Company or Holding Company to confirm to the Shareholder the Permitted Volume of Covered Securities for the Shareholder for that calendar month, but if the Company or Holding Company fails to provide the information within three (3) trading days after written request, the Shareholder shall be entitled to sell Covered Securities equal to the Stable Measurement Number.  In the event any Affiliate or Transferee or Shareholder owns or acquires any Covered Securities, the Company shall be entitled to treat Shareholder and its Affiliates and Permitted Transferees as a single person for purposes of determining compliance with this Agreement, unless the Company otherwise agrees.  Unless the Company or Holding Company designates another person, all communications regarding the foregoing shall be made in writing to the Chief Financial Officer of the Company or Holding Company, who shall make all determinations about the number of Covered Securities permitted to be sold. All determinations by the Company or Holding as to the number of Covered Securities permitted to be sold in any month shall be final and binding on Shareholder, unless the Company or Holding Company has acted in bad faith.  Shareholder shall have the burden of proving bad faith by clear and convincing evidence.

6. Securities Law Compliance.  Shareholder further agrees that both during and after termination of the restrictions set forth above, Shareholder will comply with all securities laws, rules and regulations when purchasing or reselling securities of the Company or any Holding Company, including, without limitation, SEC Rule 144, Section 16 of the 1934 Act, SEC Rule 10b-5 and other restrictions on trading while in possession of material non-public information.  To ensure compliance, Shareholder hereby agrees to comply with any and all insider trading policies the Company or any Holding Company may adopt from time to time effective immediately upon written notice from the Company or any Holding Company of the policy.   Without limiting the foregoing, Shareholder hereby agrees that the determination of the Company or any Holding Company as to whether Shareholder possesses material nonpublic information shall be final and binding on Shareholder.

7. Exceptions.  Notwithstanding the foregoing, the obligations of Shareholder pursuant to Sections 3 and 4 above are subject to the following:

(a) The Board of Directors of the Company or Holding Company may terminate or waive any provision in any Related Agreement that restricts any party to any Related Agreement from taking any action prohibited by Section 3 or 4 of this Agreement   prior to termination of the Lock-up Period or the Installment Re-Sale Restricted Period, provided the Board of Directors of the Company provides Shareholder with the same termination or waiver at the same time and to the same extent.  Except as provided herein, the Company or Holding Company shall not terminate or waive the resale restrictions provisions of any Related Agreement equivalent to Sections 3 and 4of this Agreement without the written consent of Shareholder until the earlier of:  (i) sale by Shareholder of all Covered Securities; or (ii) expiration of the Installment Re-Sale Restriction Period.

(b) Notwithstanding the foregoing, Shareholder may transfer Covered Securities of the Company or Holding Company to a Permitted Transferee:  (i) if the transfer is made by Shareholder without payment or other consideration by the Permitted Transferee; (ii) if a transfer is otherwise permitted under applicable laws, rules, regulations and other agreements and contracts; and (iii) the Permitted Transferee first signs an agreement that includes substantially the terms set forth herein and that is otherwise reasonably acceptable to the Company or Holding Company.  A "Permitted Transferee" means:  (i) if Shareholder is an individual, to any family member or to any trust where the sole beneficiaries are Shareholder and/or family members or to any entity in which Shareholder is a General Manager or General Partner; (ii) if Shareholder is a corporation, to any direct or indirect parent or subsidiary or any shareholder of Shareholder; (iii) if Shareholder is a partnership, to any partner of Shareholder; (iv) if Shareholder is a limited liability company, to any member of Shareholder; and (v) if Shareholder is a trust, to any beneficiary of such trust.  Except for transfers in compliance with this Agreement, any transfer or attempted transfer of any Covered Securities not in compliance with this Agreement, shall be null and void and without effect.

8. Continuation.  The provisions of this Agreement shall continue in effect notwithstanding that any Covered Securities are registered for re-sale or are otherwise sellable under any exemption from registration.

9. Legends and Stop Transfer Instructions.  Certificates evidencing the Covered Securities shall have a legend in form and substance acceptable to the Company and Holding Company referring to the restrictions of this Agreement and the Company or Holding Company may instruct the transfer agent of the Company or Holding Company to stop any transfer of any securities by Shareholder or any Affiliate of Shareholder  in violation of this Agreement and may take any other action required to avoid violation of this Agreement, including, without limitation, obtaining an injunction. Neither the Company nor any Holding Company shall have any liability for any refusal to transfer, unless the Company or Holding Company has acted in bad faith.  Shareholder shall have the burden of proving bad faith by clear and convincing evidence.

10. Amendment by Super Majority.  To provide the Company with flexibility to raise capital or to enter into a merger, consolidation or similar transaction, this Agreement may be amended or supplemented to lengthen the re-sale restrictions in Sections 3 and/or 4 hereof or to decrease the number of Covered Securities that can be sold in any time period pursuant to Section 4 hereof, upon execution and delivery of a written amendment or supplement by:  (i) the Company and any Holding Company; and (ii) the holders of Seventy-Five (75%) Percent of the Covered Securities that are then subject to this Agreement and/or any Related Agreement.  Shareholder hereby agrees to be bound by such amendment or supplement immediately upon request, notice of its provisions and notice that the required signatures have been obtained, notwithstanding that Shareholder  has not executed such amendment or supplement.

11. Miscellaneous.

(a) Shareholder hereby agrees to cause all Affiliates of Shareholder that own or acquire beneficially or of record any Common Equivalent Securities of the Company or any Holding Company (or any right to acquire any such Common Equivalent Securities) to execute and deliver a counterpart of this Agreement.  All obligations of Shareholder under this Agreement shall apply to any Affiliate of Shareholder which owns or acquires any Common Equivalent Securities of the Company or any Holding Company to the same extent as to Shareholder notwithstanding that such Affiliate has not executed or delivered this Agreement.  Shareholder hereby agrees to be responsible for the actions and omissions of its Affiliates.

(b) Shareholder hereby represents and warrants to the Company as follows: (i) Shareholder is both the record owner and the beneficial owner of the number of Covered Securities on the Signature Page of this Agreement free and clear of any and all pledges, liens, security interests and other rights, claims and encumbrances; (ii) no other person or entity has any contract or other right to acquire any such Covered Securities; (iii) neither Shareholder nor any Affiliate of Shareholder owns of record or beneficially, or has any right to acquire,  any Common Equivalent Securities of the Company other than the Covered Securities; (iv)  Shareholder has full power and authority to execute and deliver and perform this Agreement; and (v) this Agreement has been duly and validly executed and delivered and constitutes a valid and binding agreement of Shareholder enforceable in accordance with its term.

(c) Shareholder agrees to notify the Company or any Holding Company in writing of the acquisition by Shareholder or any Affiliate of Shareholder of any Common Equivalent Securities of the Company or any Holding Company.

(d) The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.  Shareholder hereby agrees to indemnify and hold harmless the Company and any Holding Company from and against any loss or expense (including, without limitation, court costs and reasonable attorneys fees and expenses) resulting from any breach by Shareholder or any Affiliate of Shareholder of any representation, warranty, covenant or agreement of Shareholder or any Affiliate of any Shareholder.

(e) Any notices required or permitted to be given under the terms hereof:  (i) may be personally delivered to any party, in which case the notice shall be effective when delivered; (ii) may be sent by overnight courier, in which case the notice shall be effective on the first scheduled delivery date established by such courier service; or (iii) may be sent by certified or registered mail (return receipt requested), in which case the notice  shall be effective five days after being placed in the mail, in each case addressed to a party as provide herein. Except in the case of actual personal delivery, unless indicated otherwise in a notice sent in compliance with this Agreement, the addresses for such communications shall be: (i) if to the Company, to the principal office of the Company at the time of such notice addressed to the Chief Financial Officer of the Company; and  (ii) if to Shareholder, to the address set forth immediately below such Shareholder’s name on the signature pages to this Agreement.

(f) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Wyoming, as such laws are applied by Wyoming courts to agreements entered into and to be performed in Wyoming, without regard to principles of conflicts of laws, and shall be binding upon the Shareholder, the Shareholder’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

(g) Each of the parties to this Agreement hereby:  (i) consents to submit itself to the exclusive jurisdiction of the Federal and state courts located in Sheridan County, Wyoming in connection with any dispute arising out of or in connection with this Agreement and  any transactions contemplated by this Agreement (a "Covered Dispute"); (ii) agrees that all claims related to Covered Disputes  shall be heard and determined in any such court; (iii) agrees that it will not attempt to deny or defeat such personal or other jurisdiction; and (iv) agrees not to bring any action or proceeding related to a Covered Dispute in any other court located in any other jurisdiction.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding related to any Covered Dispute and waives any bond or surety that might otherwise be required in connection with any Covered Dispute.  Any party hereto may make service upon any other party hereto in connection with any Covered Dispute by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving notice under this Agreement.  Nothing herein shall limit any party from serving process in any other manner permitted by applicable law.

(h) Shareholder agrees not to transfer or assign this Agreement, or any of Shareholder’s interest herein, without the express written consent of the Company and any Holding Company.  The Company or Holding Company may assign any or all of its rights under this Agreement without the consent or approval of Shareholder or any party to any Related Agreement.  Except for any Holding Company, this Agreement is not intended, and shall not be deemed to create or confer any rights or remedies upon any person or entity other than the parties hereto (including parties to counterparts of this Agreement) and their respective successors and permitted assigns, or to otherwise create any third party beneficiary hereto.

(i) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith.

(j) This Agreement may be amended only by a writing executed by all parties hereto.  This Agreement may be executed in one or more counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEXT FUEL, INC. By:____________________ Title:___________________ Address for Notices _______________________ _______________________

_____________________________
Signature
Mr. Guangwei Guo, shares: 667,000

___________________________
Signature
Mr. Min Peng, shares: 116,500, plus 50,000 shares previously purchased = 166,500 shares

_____________________________
Signature
Mr. Zhiqiang Sui  shares: 166,500

032411

EXHIBIT B
TO
SUBSCRIPTION AGREEMENT

050911
REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May __, 2011, by and among Next Fuel, Inc., a Nevada  corporation with its headquarters located at 821 Frank Street, Sheridan, WY 82801 (the “Company”), and the undersigned (together with its affiliates and any assignees or transferees of all of its respective rights hereunder, the “Investors”).

WHEREAS, in connection with the offer and sale (the “Private Placement”) of up to One Million Five Hundred Thousand (1,500,000) shares of common stock (“Common Stock”) of the Company (“Private Placement  Shares”) or such greater or lesser amount as the Board of Directors of the Company determines in a private placement conducted in year 2011 pursuant to Subscription Agreements (“Subscription Agreements”) by and among the parties hereto dated as of the date hereof and other investors (“Investors”) in the Private Placement, the Company has agreed, upon the terms and subject to the conditions contained therein, agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws, upon the terms and subject to the limitations and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

1.           DEFINITIONS.

(a)           As used in this Agreement, the following terms shall have the following meanings:

(i)           “Commercially Reasonable Efforts” shall mean (i) retaining accountants eligible to audit financial statements to be included in registration statements filed with the SEC pursuant to Section 5 of the 1933 Act; (ii) retaining attorneys who have prepared registration statements filed with the SEC pursuant to Section 5 of the 1933 Act; (iii) instructing such accountants and attorneys to work diligently to facilitate the Company performing its duties under this Agreement; and (iv) cooperating with such accountants and attorneys within reasonable time periods (in light of the staff, financial resources and other operations requirements and objectives of the Company) to facilitate actions required to enable the Company to perform its obligations under this Agreement, provided, however, that notwithstanding the foregoing, the Company shall not be deemed to be required to pay expenses that a reasonable business person would determine are imprudent given the financial circumstances of the Company.

(ii)           “Investors” means any person who acquires shares of Common Stock of the Company, or any security of the Company pursuant to which the holder has a right to receive shares of Common Stock of the Company upon exercise or conversion of such security, who agrees to become bound by the provisions of this Agreement or a counterpart of this Agreement, and permitted transfers and assignees of Investors in accordance with Section 9 hereof.

(iii)           “Listing Date” the date on which the Common Stock of the Company becomes listed on the OTCBB.

(iv)           “OTCBB” the Over-the-Counter Bulletin Board.

(v)           “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(vi)           “Registrable Securities” means (x) all shares of Common Stock sold or otherwise issued by the Company on or after July 1, 2010 and (y) all shares of capital stock issued or issuable as a dividend, split, reverse split, recapitalization, reorganization on or in exchange for or otherwise with respect to the foregoing.

(vii)           “Registration Statement” means a registration statement of the Company under the 1933 Act.

(b)           Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

2.           REGISTRATION.

(a) Mandatory Registration. The Company will utilize reasonable commercial efforts to prepare and file with the SEC on or before July 11, 2011  (the “Target Filing Date”), a Registration Statement on Form S-1 or such other form of Registration Statement as the Company then qualifies to use, as determined by the Company in its sole discretion, to effect a registration of the Registrable Securities covering the resale of the Registrable Securities.  The Company may also include in such Registration Statement in its sole discretion, shares for sale by the Company or the Company may file a separate Registration Statement covering shares to be sold by the Company before, at the same time or after the Company files a Registration Statement covering resale of Registrable Securities by Investors.

(b) Registration Effectiveness. The Company shall use commercially reasonable efforts to obtain effectiveness of the Registration Statement within six (6) months after filing the Registration Statement (the “Target Effectiveness Date”).

(c) Board of Directors Discretion.  Notwithstanding the foregoing, the Company shall have no liability for failure to file a Registration Statement of failing to cause a Registration Statement to become effective, if  the Board of Directors of the Company in its sole discretion determines at any time prior to effectiveness of the Registration Statement: that the Company has near term prospects for another transaction, such as a merger, consolidation or sale, that would provide greater value to the stockholders and/or creditors of the Company.

(d) Liability.  The Company shall have no liability for failing to file a Registration Statement on or before the Target Filing Date, if the Company has utilized Commercially Reasonable Efforts to do so.  The Company shall have no liability for failing to cause the  Registration Statement to become effective on or before the Target Effectiveness Date, if the Company has utilized Commercially Reasonable Efforts to do so.

(e) Liquidated Damages.  If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof (i) is not filed on or before the Target Filing Date due to the Company’s failure to take Reasonable Commercial Efforts to file the Registration Statement on or before the Target Filing Date, or (i) does not become effective on or before the Target Effective Date due to the Company’s failure to make Commercially Reasonable Efforts to cause the Registration Statement to become effective on or before the Target Effective  Date, then the Company will pay the Liquidated Damages Amount  to the Investors at such times as shall be determined pursuant to this Section as liquidated damages for any  delay in their ability to sell the Registrable Securities (which remedy shall be exclusive of any other remedies available at law or in equity).

(f) Definitions. The term “Liquidated Damages Amount” shall mean the amount equal to the product obtained by multiplying (i) the purchase price (the “Purchase Price”) paid for the Registrable Securities by the Investor, by (ii) the Applicable Percentage (as defined below) by (iii) the number of 30-day periods (prorated for partial periods) after the Target Filing Date that the Registration Statement covering the Registrable Securities of the Investor is actually filed; provided, however, that there shall be excluded from such period any delays which are attributable (i) to Investor, or any other Investor who holds Registrable Securities, with respect to information relating to the Investors, including, without limitation, the plan of distribution or beneficial ownership of securities, or (ii) to the failure of any Investor (or legal counsel or other adviser to the Investor) to review of the Registration Statement in a reasonably prompt manner or (iii) any person or entity named in the Prospectus as an underwriter. The term “Applicable Percentage” means one half of one percent. (For example, if the Registration Statement is filed thirty days after the Target Filing Date, the Company would pay as the Damage Amount $500 for each $100,000 of the Purchase Price.  In the sole discretion of the Company, the Company may issue to Investor in lieu of the cash payment described above, a number of shares of Common Stock of the Company equal to the quotient derived by dividing (i) the Damage Amount, by (ii) Purchase Price per share (as defined above).

(g) Eligibility for Form S-3; Conversion to Form S-3. If the Company meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Investor and any other Investors of their Registrable Securities before the earlier of the dates stated in clauses (iii) and (iv) in the definition of the Registration Period (as defined in Section 3(a) below), the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement, filed pursuant to Section 2(a) (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the 1933 Act) or convert the Registration Statement, filed pursuant to Section 2(a) to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective as soon as practicable after filing.  If the Company becomes eligible to use Form S-3 during the Registration Period, the Company agrees to use reasonable efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3.  After such Registration Statement on Form S-3 become effective, subject to Section 3 hereof, the Company shall maintain such Registration Statement in effect until the earlier of clauses (iii) and (iv) in the definition of Registration Period in Section 3(a) hereof.

3.           OTHER OBLIGATIONS OF THE COMPANY.

The Company shall have the following obligations, which except as specifically indicated below, are to be performed after effectiveness of the Registration Statement:

(a)           After effectiveness of the Registration Statement, the Company shall use Commercially Reasonable Efforts to keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold by Investor and (ii) the date on which the Registrable Securities of Investor (in the opinion of counsel to the Company) may be immediately sold to the public without registration or restriction (including without limitation as to volume by Investor) under the 1933 Act (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.  For avoidance of doubt, the Company shall be in full compliance with this provision, (i) if the Company files any amend or supplement to the Registration Statement within a reasonable time after awareness of events requiring supplement or amendment to the Registration Statement or Prospectus, and in the case of a supplement or amendment requiring updated audited financial statements within a reasonable time after the annual audited financial statements become available to the Company, (it being understood and agreed the Company shall not be required to file any audited financial statements other than its annual year end audited financial statements), and (ii) any noncompliance with this Section 3 (a) or any other provision of this Agreement is caused by periods the Securities and Exchange Commission is reviewing any financial statements or other information filed by the Company.  The right of other Investors to have the Registration Statement remain in effect shall not confer any rights on Investor.

(b)           During the Registration Period, subject to Section 3 (e) hereof, the Company shall use Commercially Reasonable Efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period (or to limit any period of ineffectiveness by taking Commercially Reasonable Efforts to cause the Registration to become effective again), and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in the Registration Statement.

(c)           The Company shall use Commercially Reasonable Efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Company reasonably determines or to qualify for an exemption for resale afforded companies listed in a Standard & Poor’s corporate handbook or similar publications, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause the Company undue expense or burden, (v) make any change in its charter or bylaws, or (vi) spend more than $10,000 in  fees and expenses for such “blue sky” compliance, including all legal, accounting, filing and other fees and expenses for registrations and exemptions for registration..

(d)           The Company is not required to engage an underwriter for the offering, but ff the Company has engages an underwriter for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

(e)           As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission; provided that, for not more than ninety (90) consecutive trading days (or a total of not more than one hundred twenty (120) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, further, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to an Allowed Delay and (ii) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section with respect to the information giving rise thereto.

(f)           The Company shall use Commercially Reasonable Efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order within a reasonable time and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

(g)           To the extent required by applicable law at the time, the Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

(h)           The Company shall not be required to disclose any material nonpublic or other confidential information to any Investor or advisers to Investors pursuant to this Agreement until and unless such Investor and advisers shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto. Each Investor agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.   Investor hereby agrees that, if the Company advises Investor that Investor possesses material nonpublic information about the Company, Investor will not buy, sell or otherwise trade any securities of the Company (including, without limitation Registrable Securities), until the Company informs Investor that the information is no longer material nonpublic information.  The determination by the Company that information is material nonpublic information is final ad binding on Investor.  The Company shall have no liability to Investor for failing to inform Investor that information is material nonpublic information.

(i)           The Company shall use Commercially Reasonabble Efforts  (i) to cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, to use reasonable efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities.

(j)           The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

(k)           At the request of the holders of a majority of the Registrable Securities offered pursuant to the Registration Statement, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(l)           The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

4.           OBLIGATIONS OF THE INVESTORS.

In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(a)           It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

(b)           Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from the Registration Statements.

(c)           In the event the Company or Investors holding a majority of the Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(d)           Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(e)           No Investor may participate in any underwritten registration hereunder, unless such Investor, if requested by the Company (i) agrees to sell such Investor’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.  Notwithstanding the foregoing, there is no obligation on the part of the Company or any underwriter to include Registrable Securities of Investor in the securities to be purchased or sold by the underwriter.

5.           EXPENSES OF REGISTRATION.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company. Each Investor will pay its own expenses, including, without limitation, its own legal expenses commissions for re-selling Registrable Securities.

6.           INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)           To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), if any, (iii) any underwriter (as defined in the 1933 Act) for the Investors, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement of a material fact in a Registration Statement or the omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person, or any of their legal counsel, expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b)           In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor, or its legal counsel, expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c)           Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority-in-interest of the Investors), if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.           CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.           ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities, if:  (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreement, and (vi) such transferee shall not be a “U.S. Person” as that term defined in Regulation S promulgated under the 1933 Act.

9.           AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of (i) the Company and (ii) Investors who hold a majority of the Registrable Securities, except that any person or entity who acquires Registrable Securities may become a part to this Agreement by the Company and such person or entity signing a counterpart of this Agreement. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.  In the event the Company becomes a subsidiary of any company whose Common Stock is publicly traded (“Holding Company”), and the Investor receives shares of Common Stock of such Holding Company, all obligations of the Company under this Agreement shall terminate upon such Holding Company assuming this Agreement, which may be done without the consent or approval of Investor.

10.           MISCELLANEOUS.

(a)           A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)           Any notices required or permitted to be given under the terms hereof may (i) may be personally delivered to any party, in which case the notice shall be effective when delivered; (ii) may be sent by overnight courier, in which case the notice shall be effective on the first scheduled delivery date established by such courier service; or (iii) may be sent by certified or registered mail (return receipt requested), in which case the notice  shall be effective five days after being placed in the mail, in each case addressed to a party as provide herein. Except in the case of actual personal delivery, unless indicated otherwise in a notice sent in compliance with this Agreement, the addresses for such communications shall be: (i) if to the Company, to the principal office of the Company at the time of such notice addressed to the Chief Financial Officer of the Company; and  (ii) if to Investor, to the address set forth immediately below such Investor’s name on the signature pages to this Agreement.

(c)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)           This Agreement shall be enforced, governed by and construed in accordance with the laws of the state of Wyoming applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.

(e)           Each of the parties to this Agreement hereby (i) consents to submit itself to the exclusive jurisdiction of the Federal and state courts located in Sheridan, County, Wyoming in connection with any dispute arising out of or in connection with this Agreement and  any transactions contemplated by this Agreement (a “Covered Dispute”); (ii) agrees that all claims related to Covered Disputes  may be heard and determined in any such court; (iii) agrees that it will not attempt to deny or defeat such personal or other jurisdiction; and (iv) agrees not to bring any action pr proceeding related to a Covered Dispute in any other court located in any other jurisdiction.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding related to any Covered Dispute and waives any bond or surety that might otherwise be required in connection with any Covered Dispute.  Any party may make service upon the other party in connection with any Covered Dispute by sending or delivering a copy of the process to the party to be served at the address and in the manner in the manner provided for giving notice under this Agreement.  Nothing herein shall limit any party from serving process in any other manner permitted by applicable law.

(f)           In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(g)           This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(h)           Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

(i)           The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(j)           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(k)           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)           Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if the all options, warrants and convertible securities then outstanding have been issued and/or converted into Registrable Securities.

(m)           The Company and each Investor acknowledges that a breach by it of its obligations hereunder will cause irreparable harm by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the parties acknowledge that the remedy at law for breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach of any of the provisions under this Agreement, that the other parties shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(n)           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o)           No Investor may bring any legal or other action or proceeding for breach of this Agreement or arising out of any matter related to this Agreement, unless the Investors who own a majority of the Registrable Securities consent to the bringing of such action.  Any claim may be settled by the Company and the Investors who own a majority of the Registrable Securities.

[The Remainder of this Page is Blank.]

IN WITNESS WHEREOF, the Company and the undersigned Investors have caused this Registration Rights Agreement to be duly executed as of the date on the first page of this Agreement.

NEXT FUEL, INC.

By: ______________________________
Name: ___________________________
Title: ____________________________

INVESTORS:

_____________________________
Signature
Mr. Guangwei Guo,
Initial Registrable Securities: 667,000 shares

___________________________
Signature
Mr. Min Peng
Initial REgisstrable Securities,: 116,500 = 50,000 shares previously purchased = 166,500 shares

____________________________
Signature
Mr. Zhiqiang Sui
Initial Registrable Secutrities: 166,500 shares